EXHIBIT 23-b



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8-K of SBC Communications Inc. of our report dated February 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.


                                                        Coopers & Lybrand L.L.P.

San Francisco, California
May 8, 1997